                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                               AUTOWEB.COM, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                DELAWARE                                77-0412737
   ----------------------------------                 ----------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


      3270 JAY STREET, BUILDING 6
            Santa Clara, CA                                 95054
   ----------------------------------                     --------
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the                   If this Form relates to the
registration of a class of securities         registration of a class of
pursuant to Section 12(b) of the Exchange     securities pursuant to
Actand is effective pursuant to General       Section 12(g) of the
Instruction A.(c), check the following box.   Exchange Act and is effective
                                              pursuant to General Instruction
                                              A,(d), check the following box [X]


 Securities Act registration statement file number to which this form relates:

                                   333-71177
                                   ---------


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
                                     ----


       Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, $0.001 PAR VALUE PER SHARE
                   ----------------------------------------

                               (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-71177) as originally filed with the Securities and Exchange Commission on January 26, 1999, as subsequently amended, and in the prospectus included in such registration statement, is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:


EXHIBIT                                 EXHIBIT
NUMBER                             TITLE OR DESCRIPTION
------                             --------------------

3.01          Registrant's Certificate of Incorporation.*

3.02          Registrant's Bylaws.*

3.03          Registrant's Certificate of Retirement of Preferred Stock.*

3.04          Registrant's Certificate of Designation of Preferred Stock.*

4.01          Form of Specimen Certificate for Registrant's common stock.*

4.02 Amended and Restated Rights Agreement dated October 16, 1998 between Registrant and Certain stockholders named therein.*

99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 54 through 56 of the prospectus included in Registrant's Registration Statement on Form S-1, File No. 333-71177, filed January 26, 1999, as subsequently amended.

* Incorporated by reference to the exhibit with the same number to Registrant's registration statement on Form S-1, File No. 333-71177, filed January 26, 1999, as subsequently amended.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED:  MARCH 16, 1999        AUTOWEB.COM, INC.



                              BY: /s/ SAMUEL M. HEDGPETH III
                                  ----------------------------
                                     Samuel M. Hedgpeth III
                                     Vice President, Finance and Administration,
                                     Treasurer and Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------


EXHIBIT                                 EXHIBIT
NUMBER                             TITLE OR DESCRIPTION
------                             --------------------

3.01          Registrant's Certificate of Incorporation.*

3.02          Registrant's Bylaws.*

3.03          Registrant's Certificate of Retirement of Preferred Stock.*

3.04          Registrant's Certificate of Designation of Preferred Stock.*

4.01          Form of Specimen Certificate for Registrant's common stock.*

4.02 Amended and Restated Rights Agreement dated October 16, 1998 between Registrant and Certain stockholders named therein.*

99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 54 through 56 of the prospectus included in Registrant's Registration Statement on Form S-1, File No. 333-71177, filed January 26, 1999, as subsequently amended.

* Incorporated by reference to the exhibit with the same number to Registrant's registration statement on Form S-1, File No. 333-71177, filed January 26, 1999, as subsequently amended.